Exhibit 99.1

Enovis Announces First Quarter 2022 Adjusted Stand-Alone Results

•	Increased stand-alone sales 21% to $375 million; organic growth of 7%

•	Grew adjusted stand-alone EBITDA 25% to $48 million

•	Achieved adjusted stand-alone earnings per diluted share of $0.37

•	Reaffirmed 2022 guidance for EBITDA of $245 to $265 million and adjusted EPS in the range of $2.20 to $2.40

WILMINGTON, DE, May 10, 2022 (GLOBE NEWSWIRE)—Enovis Corporation (NYSE: ENOV), an innovation-driven medical technology growth company formerly known as Colfax Corporation, today announced its adjusted stand-alone financial results for the first quarter of 2022. At the beginning of its second quarter on April 4, 2022, Colfax Corporation spun-off its industrial manufacturing business, ESAB Corporation, in a tax-free distribution to shareholders and renamed itself Enovis.

First Quarter Financial Results

Enovis reported strong first quarter stand-alone sales of $375 million, an increase of 21%, or 7% on an organic basis versus the comparable prior year period. Reconstructive (Recon) sales of $131 million increased 72% from the prior year, or 12% on an organic basis. Prevention and Recovery (P&R) sales of $245 million increased 4% or 6% on an organic basis.

“We are off to a great start in 2022 with strong growth, an expanding innovation pipeline, and progress increasing our profit margins,” said Matt Trerotola, Chief Executive Officer of Enovis. “We again outperformed our markets with double-digit organic growth in Recon and mid-single-digit organic growth in P&R. Following the spin-off of ESAB, we are focused on executing our plan to accelerate growth to a sustainable high single-digit level while expanding margins and deploying capital to selectively acquire fast-growing businesses.”

The Company reported that first quarter adjusted stand-alone EBITDA grew 25% from the same period a year ago to $48 million, while adjusted stand-alone EBITDA margin expanded by 40 basis points to 12.7%. First quarter adjusted stand-alone net income from continuing operations was $20 million or $0.37 per share.

Business Highlights

•

Enovis emerged from the spin-off with a strong balance sheet with approximately no net leverage after considering the initial spin-off value of the retained stake in ESAB Corporation, which Enovis intends to exchange for outstanding debt within 12 months of the spin-off.

•

The Company’s innovation and commercial engines contributed to significant progress including the launch of DynaNail Helix™ in our foot & ankle growth platform. The Company also recently obtained FDA clearance for two other new Recon products, the EMPOWR™ Revision Femur and EMPOWR Porous® Patella.

•

Enovis’ Austin site was recognized by the Austin Water Environmental Protection Division with the Excellence in Pretreatment Award for taking an innovative approach to ensure clean water today and for future generations.

•	The Company was recognized by Forbes as one of America’s Best Midsize Employers.

2022 Outlook

The Company reaffirmed its 2022 financial guidance including total revenue growth of 10% to 14%, and EBITDA and adjusted EPS of $245 to $265 million and $2.20 to $2.40, respectively.

Conference Call and Webcast

The Company will hold a conference call to discuss its first quarter adjusted stand-alone 2022 results beginning at 8:00 a.m. Eastern today, which will be open to the public by calling +1-877-303-7908 (U.S. callers) and +1-678-373-0875 (International callers) and referencing the conference ID number 3684428 and through webcast via Enovis’ website www.enovis.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Enovis website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Enovis

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. For more information about Enovis, please visit www.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, objectives, outlook, expectations and intentions, including the anticipated benefits of the separation of Enovis’ fabrication technology and specialty medical technology businesses (the “Separation”) and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions; material delays and cancellations of medical procedures; supply chain disruptions; the impact on creditworthiness and financial viability of customers; the potential to incur significant liability if the Separation is determined to be a taxable transaction the ability to realize the anticipated benefits of the Separation, developments related to the impact of the COVID-19 pandemic on the Separation, and the financial and operating performance of each company following the Separation; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Adjusted Stand-Alone Financial Information

This press release has been prepared by the Company solely for informational purposes. Following the completion of the separation of Colfax Corporation’s fabrication technology and specialty medical technology businesses on April 4, 2022 Colfax retained the specialty medical technology business and changed its name to Enovis Corporation. This press release contains unaudited, adjusted stand-alone financial information for the fiscal quarters ended April 2, 2021 and April 1, 2022, which gives effect to the Separation and related transactions as if they had occurred on January 1, 2021, the first day of fiscal 2021.

The adjusted stand-alone financial information provided herein is subject to various assumptions and adjustments and is not necessarily indicative of the Company’s results of operations or financial condition had the Separation and the related transactions been completed on the date assumed and should not be relied upon as a representation of the Company’s future performance or financial position as a separate public company.

Non-GAAP Financial Measures

The Company has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

***

Derek Leckow

Vice President, Investor Relations

Enovis Corporation

+1-302-252-9129

investorrelations@enovis.com

Source: Enovis Corporation

Enovis Corporation

Reconciliation of Enovis GAAP Statement to Adjusted Stand-Alone Non-GAAP Financial Measures

Quarter Ended April 1, 2022

Dollars in millions, except per share data

(Unaudited)

	Enovis[a]	ESAB[a]	Transaction Adjustments[b]	Acquisition- Related Non-cash Adjustments[c]	Restructuring and Other Related Adjustments[d]	Other Adjustments[e]	Interest Adjustment[f]	Income Tax Adjustment[g]	Enovis Adjusted Stand-Alone
Net sales	$1,023.4	$(647.9)	$—	$—	$—	$—	$—	$—	$375.5
Cost of goods sold	593.1	(423.6)	—	(5.1)	(0.5)	—	—	—	163.9

Gross profit	430.2	(224.3)	—	5.1	0.5	—	—	—	211.5
Gross margin	42.0%	34.6%							56.3%
SG&A expense	369.4	(135.4)	6.4	(30.8)	—	(27.2)	—	—	182.4
Restructuring & other	7.7	(5.3)	—	—	(2.4)	—	—	—	—

Operating income	53.1	(83.6)	(6.4)	35.9	3.0	27.2	—	—	29.1
Interest expense, net	15.1	0.6	(0.4)	—	—	—	(14.3)	—	1.0
Income tax expense	18.7	(25.7)	—	—	—	—	—	14.8	7.8
Less: NCI income, net of taxes	1.2	(1.0)	—	—	—	—	—	—	0.3

Net income attributable to Enovis	$18.1	$(57.5)	$(6.0)	$35.9	$3.0	$27.2	$14.3	$(14.8)	$20.1

Weighted-average shares outstanding - diluted (in millions)	54.4								54.4
Net income per share from continuing operations - diluted (GAAP)	$0.33
Adjusted net income per share from continuing operations - diluted (non-GAAP)									$0.37

[a]	Amounts reported as continuing operations in the consolidated Enovis Corporation and ESAB Corporation Q1 2022 Forms 10-Q.
[b]	Adjustments to reverse corporate overhead allocated to ESAB of $6.0 million and presentation reclass of $0.4 million.
[c]	Removes impact of amortization of acquired intangibles and fair value charges on acquired inventory.
[d]	Removes impact of restructuring and other related charges.
[e]	Removes impact of strategic transaction costs of $17.8 million, stock-based compensation expense of $6.7 million and MDR & related costs of $2.6 million.
[f]	Adjusts interest expense to $1.0 million to reflect a deleveraged debt structure.
[g]	The effective tax rate used to calculate adjusted net income and adjusted net income per share was 27.6%.

Calculation of Enovis Stand-Alone Adjusted EBITDA
Adjusted operating income (non-GAAP)	$29.1
Depreciation	18.6

Adjusted EBITDA (non-GAAP)	$47.7

Adjusted EBITDA margin (non-GAAP)	12.7%

Enovis Corporation

Reconciliation of Enovis GAAP Statement to Adjusted Stand-Alone Non-GAAP Financial Measures

Quarter Ended April 2, 2021

Dollars in millions, except per share data

(Unaudited)

	Enovis[a]	ESAB[a]	Transaction Adjustments[b]	Acquisition- Related Non-cash Adjustments[c]	Restructuring and Other Related Adjustments[d]	Other Adjustments[e]	Enovis Adjusted Stand-Alone
Net sales	$879.2	$(568.1)	$—	$—	$—	$—	$311.1
Cost of goods sold	508.1	(368.3)	—	(1.9)	—	—	137.9

Gross profit	371.1	(199.8)	—	1.9	—	—	173.2
Gross margin	42.2%	35.2%					55.7%
SG&A expense	305.7	(124.4)	7.0	(27.5)	—	(8.7)	152.0
Restructuring & other	4.0	(3.1)	—	—	(1.0)	—	—

Operating income	$61.3	$(72.3)	$(7.0)	$29.4	$1.0	$8.7	$21.1

[a]	Amounts reported as continuing operations in the consolidated Enovis Corporation and ESAB Corporation Q1 2022 Forms 10-Q.
[b]	Adjustments to reverse corporate overhead allocated to ESAB of $6.5 million and presentation reclass of $0.5 million.
[c]	Removes impact of amortization of acquired intangibles and fair value charges on acquired inventory.
[d]	Removes impact of restructuring and other related charges.
[e]	Removes impact of strategic transaction costs of $1.4 million, stock-based compensation expense of $5.5 million and MDR & related costs of $1.8 million.

Calculation of Enovis Stand-Alone Adjusted EBITDA
Adjusted operating income (non-GAAP)	$21.1
Depreciation	17.1

Adjusted EBITDA (non-GAAP)	$38.2

Adjusted EBITDA margin (non-GAAP)	12.3%

Enovis Corporation

Reconciliation of Enovis Stand-Alone GAAP to Non-GAAP Financial Measures

Components of Changes in Net Sales

Dollars in millions

(Unaudited)

	Three Months Ended
	Net Sales	Change %
Quarter ended April 2, 2021	$311.1
Components of change:
Existing businesses[a]	23.3	7%
Acquisitions[b]	45.6	15%
Foreign currency translation[c]	(4.5)	-1%

	64.4	21%

Quarter ended April 1, 2022	$375.5

[a]	Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to factors such as price, product mix
[b]	Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
[c]	Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.